UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 5, 2015

RADIOSHACK CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-5571	75-1047710
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

300 RadioShack Circle, Mail Stop CF3-203, Fort Worth, Texas 76102
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (817) 415-3011

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01. Entry into a Material Definitive Agreement.

DIP Credit Agreement

On February 5, 2015 (the “Petition Date”), RadioShack Corporation (the “Company”) and its direct and indirect domestic subsidiaries (together with the Company, the “Debtors”) each commenced a case (collectively, the “Chapter 11 Cases”) by filing a voluntary petition (collectively, the “Petitions”) for relief under chapter 11 of title 11 of the United States Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the District of Delaware (the “Court”). The Debtors are continuing in possession of their properties and are managing their businesses, as debtors in possession, in accordance with the applicable provisions of the Bankruptcy Code and orders of the Court. The Company’s operating subsidiaries in Mexico and Asia are not Debtors under the Chapter 11 Cases.

As previously disclosed in a Current Report on Form 8-K filed December 13, 2013, the Company is party to a Credit Agreement as amended by the First Amendment as previously disclosed in a Current Report on Form 8-K filed October 7, 2014 (the “Prepetition Credit Agreement”), among the Company, as borrower, certain domestic subsidiaries, as guarantors, the lenders party thereto (the “Prepetition Lenders”), and Cantor Fitzgerald Securities, as administrative agent.

In connection with the Petitions, on the Petition Date, the Company executed a Debtor-in-Possession Credit Agreement (the “DIP Credit Agreement”), among the Company, as borrower, certain domestic subsidiaries, as guarantors, the Prepetition Lenders and Cantor Fitzgerald Securities, as administrative agent. The DIP Credit Agreement provides for a credit facility totaling approximately $285 million, including up to approximately $250 million for refinancing of loans and letters of credit outstanding under the Prepetition Credit Agreement, up to $15 million for the issuance of new letters of credit, and up to $20 million in additional, incremental loans.

The Company filed a motion with the Court to seek approval of the DIP Credit Agreement on an interim basis, pending a final hearing. On February 10, 2015, the Court entered an order authorizing on an interim basis (the “Interim Order”) the Company and the Guarantors (defined below) to (a) enter into the DIP Credit Agreement and borrow up to $10 million in financing and (b) pay certain fees related to the administration of the DIP Credit Agreement.

The scheduled maturity under the DIP Credit Agreement is the earlier of the one-year anniversary of the entry of a final order approving the DIP Credit Agreement on a final basis and the effective date of a plan of reorganization in the Company’s Chapter 11 Case.

The Company’s domestic subsidiaries, excluding certain immaterial subsidiaries, are guarantors (the “Guarantors”) of the obligations incurred under the DIP Credit Agreement. The DIP Credit Agreement is secured by a lien on substantially all of the existing and after acquired assets of the Company and the Guarantors, including, subject to certain limited exceptions, (a) a first priority lien on current assets and assets that as of the Petition Date were unencumbered, and (b) a second priority lien on fixed assets, intellectual property, and stock and other equity interests of direct and indirect subsidiaries of the Company. The DIP Credit Agreement provides that all obligations thereunder constitute administrative expenses in the Chapter 11 Cases, with administrative priority and senior secured status under Section 364(c) and 364(d) of the Bankruptcy Code and, subject to certain exceptions set forth in the DIP Credit Agreement, have priority over any and all administrative expense claims, unsecured claims and costs and expenses in the Chapter 11 Cases.

Borrowings under the DIP Credit Agreement bear interest at the Company’s option of either “base rate” plus a margin of 5.50% or LIBOR plus a margin of 6.50%. LIBOR is defined as the greater of the London inter-bank offered rate per annum for deposits in U.S. dollars for the applicable interest period and 1.0%. Base rate is defined as the highest of (a) the U.S. prime rate, (b) the Federal funds rate plus 0.5% or (c) one month LIBOR plus the excess of the LIBOR applicable margin over the base rate applicable margin. The Company pays a fee to the lenders at an annual rate of 0.50% of the average unused amount of commitments under the DIP Credit Agreement. The Company is also required to pay a fee in an amount equal to $3,566,675.89, which fee is payable (x) $1,814,995.59 on the earlier of (1) the date of a sale of all or a substantial portion of the assets of the Borrower and the Guarantors and (2) the effective date of a Chapter 11 plan in the Chapter 11 Cases, and (y) $1,751,680.30 within one business day after the SCP Agent (defined below), for the benefit of the SCP Lenders (defined below), under the Credit Agreement, dated as of December 10, 2013 (the “SCP Credit Agreement”), among the Company, as borrower, certain domestic subsidiaries, as guarantors, the lenders party thereto (the “SCP Lenders”), and Salus Capital Partners, LLC, as administrative agent for the SCP Lenders (in such capacity, the “SCP Agent”) has been paid a principal amount of the loan outstanding under the SCP Credit Agreement equal to $100 million (plus all accrued and unpaid interest, fees and expenses owing in respect of such portion of the loan).

The Company’s ability to borrow under the DIP Credit Agreement is subject to a borrowing base which is calculated based on eligible accounts receivable and inventory. At any given time, the borrowing base may limit borrowings and letters of credit otherwise available under the DIP Credit Agreement.

The DIP Credit Agreement includes covenants that, subject to certain exceptions, limit the ability of the Company, the Guarantors and their subsidiaries to, among other things (a) make disbursements except in accordance with a budget approved by the lenders (subject to 10% permitted variance over budget), (b) incur additional debt, including guarantees, (c) make acquisitions, loans or investments, (d) pay dividends on capital stock, redeem or repurchase capital stock, or pay any subordinated obligations, (e) create liens on its property, (f) change the nature of their business or their accounting policies, (g) dispose of assets, (h) amend or terminate certain material agreements, (i) engage in transactions with affiliates, (j) engage in sale and leaseback transactions, and (k) consolidate or merge with or into other companies or sell all or substantially all their assets.

The DIP Credit Agreement also contains customary events of default, the occurrence of which could result in the acceleration of the Company’s obligation to repay the outstanding indebtedness under the DIP Credit Agreement, and requires the Company to satisfy the following milestones:

•	Court order approving bid procedures for a “going concern” sale or full liquidation no later than 15 days after the Petition Date;

•	Court order approving sale of assets in connection with store closings that are not part of contemplated “going concern” sale (“Partial Store Closing Sales”) no later than 15 days after the Petition Date;

•	Court order approving either a “going concern” sale or full liquidation (“Sale Order”) no later than 45 days after the Petition Date;

•	Close either a “going concern” sale or full liquidation by the later of (i) 10 days after entry by the Court of the Sale Order and (ii) 51 days after the Petition Date;

•	Complete Partial Store Closing Sales no later than 51 days after the Petition Date; and

•	The Company must engage a broker to market and sell intellectual property and owned and leased property if there is a full liquidation within 20 days after closing of full liquidation.

The foregoing description of the DIP Credit Agreement is not complete and is qualified in its entirety by reference to the full text of the DIP Credit Agreement, a copy of which is filed on Exhibit 10.1 hereto and incorporated herein by this reference.

Asset Purchase Agreement

On February 5, 2015, the Company entered into an Asset Purchase Agreement (the “Asset Purchase Agreement”) with General Wireless Inc. (“General Wireless”) for the sale of 1,500 to 2,400 Company-owned stores. The ultimate number of stores to be sold pursuant to the Asset Purchase Agreement will be determined at the election of General Wireless before the auction described below. Under the Asset Purchase Agreement, General Wireless will purchase the stores for the per store purchase price of $3,000 plus 85% of the value of the eligible inventory and petty cash at those stores less any assumed consumer liabilities. The purchase price will be paid by a combination of cash and a credit bid of secured debt held by affiliates of General Wireless.

Under the Chapter 11 Cases and in connection with the Asset Purchase Agreement, the Company is seeking approval of a bidding and public auction process for certain of its assets pursuant to section 363 of the Bankruptcy Code. The Asset Purchase Agreement is subject to higher or better offers made in accordance with bidding procedures that are approved by the Court.

The Asset Purchase Agreement is subject to Court approval and the consummation of the acquisition is subject to multiple bankruptcy conditions and milestones. General Wireless’s obligations to consummate the transaction are subject to, among other things (a) it obtaining debt financing in connection with the acquisition, (b) it being a secured creditor to the Company with its secured claims under the Prepetition Credit Agreement and DIP Credit Agreement not being impaired, (c) it entering into definitive agreements with Sprint Solutions Inc. related to a term sheet to establish co-branded stores (the “Sprint Term Sheet”), and (d) the acquired stores having a minimum inventory level and mix as the parties may agree.

If the Asset Purchase Agreement is terminated because, among other things, the Court rules it does not approve the Asset Purchase Agreement or because the transaction does not close by March 31, 2015, the Company must reimburse General Wireless’s fees and expenses. If the Company consummates an alternative transaction, General Wireless will generally be entitled to a breakup fee of $6 million plus reimbursement of fees and expenses.

The foregoing descriptions of the Asset Purchase Agreement and the Sprint Term Sheet are not complete and are qualified in their entirety by reference to the full text of the Asset Purchase Agreement and the Sprint Term Sheet, copies of which are filed on Exhibit 10.2 and 99.1 hereto and incorporated herein by this reference.

Item 1.03. Bankruptcy or Receivership.

On February 5, 2015, the Company and its direct and indirect domestic subsidiaries each commenced a case by filing a voluntary petition for relief under the Bankruptcy Code in the United States Bankruptcy Court for the District of Delaware. The Debtors are continuing in possession of their properties and are managing their businesses, as debtors in possession, in accordance with the applicable provisions of the Bankruptcy Code and orders of the Court. The case is styled In Re RadioShack Corp., U.S. Bankruptcy Court, District of Delaware, No. 15-10197. The information provided in Item 1.01 above related to the Chapter 11 Cases is incorporated by reference into this Item 1.03.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

On February 5, 2015, the Company and certain of its subsidiaries entered into the DIP Credit Agreement. The information provided in Item 1.01 above related to the DIP Credit Agreement is incorporated by reference into this Item 2.03.

Item 2.04. Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

The commencement of the Chapter 11 Cases described in Item 1.03 above constitutes an event of default that accelerated the Company’s obligations under the following debt instruments (collectively, the “Debt Documents”):

•	Credit Agreement, dated as of December 10, 2013, related to a $535,000,000 asset-based revolving credit line and a $50,000,000 asset-based term loan, by and among the Company, certain subsidiaries of the Company that are designated as credit parties, the lenders thereto and Cantor Fitzgerald Securities, as successor agent for the lenders, as amended by the First Amendment to Credit Agreement, dated as of October 3, 2014;

•	Credit Agreement, dated as of December 10, 2013, related to a $250,000,000 term loan, by and among the Company, certain subsidiaries of the Company that are designated as credit parties, the lenders party thereto and Salus Capital Partners, LLC, as agent to the lenders; and

•	Indenture, dated as of May 3, 2011, governing $325,000,000 in outstanding principal amount of 6.75% Senior Notes due 2019, by and among the Company, the Guarantors named therein, and Wilmington Trust, National Association, as Trustee.

The Debt Documents provide that as a result of the commencement of the Chapter 11 Cases the principal and accrued interest due thereunder is immediately due and payable. Any efforts to enforce such payment obligations under the Debt Documents are automatically stayed as a result of the commencement of the Chapter 11 Cases and the holders’ rights of enforcement in respect of the Debt Documents are subject to the applicable provisions of the Bankruptcy Code.

Item 2.05. Costs Associated with Exit or Disposal Activities.

As described in Item 1.01 above, on February 5, 2015, the Company entered into the Asset Purchase Agreement to sell between 1,500 and 2,400 of its stores to General Wireless pursuant to a section 363 sale process. In connection with the filing of the Petitions, the Company and certain of its subsidiaries filed a motion seeking Court approval for the Asset Purchase Agreement and certain related matters. The Company is currently unable to estimate costs expected to be incurred in connection with its sales plan, including the amount of any other future cash expenditures in connection therewith.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	DIP Credit Agreement, dated as of February 5, 2015, by and among RadioShack Corporation, the lenders party thereto and Cantor Fitzgerald Securities, as administrative and collateral agent.

10.2	Asset Purchase Agreement, dated as of February 5, 2015, by and between RadioShack Corporation and General Wireless, LLC.

99.1	Proposed Terms for Commercial Relationship, dated as of February 5, 2015, by and between RadioShack Corporation and Sprint Solutions Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RadioShack Corporation
(Registrant)

Date: February 11, 2015	/s/ Carlin Adrianopoli
Carlin Adrianopoli
Interim Chief Financial Officer
(principal financial officer)

INDEX TO EXHIBITS

Exhibit Number	Description

10.1	DIP Credit Agreement, dated as of February 5, 2015, by and among RadioShack Corporation, the lenders party thereto and Cantor Fitzgerald Securities, as administrative and collateral agent.

10.2	Asset Purchase Agreement, dated as of February 5, 2015, by and between RadioShack Corporation and General Wireless, LLC.

99.1	Proposed Terms for Commercial Relationship, dated as of February 5, 2015, by and between RadioShack Corporation and Sprint Solutions Inc.